Exhibit 99.1

Contacts:	Christine Rogers Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com

HMS HOLDINGS CORP. ANNOUNCES THIRD QUARTER 2012 RESULTS AND 2013 GUIDANCE

•      Revenue Increased 22.6% y/y to $113.2M

•      GAAP EPS of $0.12; Adjusted EPS of $0.20

NEW YORK, N.Y., October 26, 2012—HMS Holdings Corp. (NASDAQ: HMSY) today announced its financial results for the third quarter of 2012.

For the quarter ended September 30, 2012, revenue increased 22.6% to $113.2 million, compared to $92.4 million for the same period a year ago. Net income for the quarter was $10.5 million or $0.12 per diluted common share compared to net income of $14.4 million or $0.17 per diluted common share for the same period a year ago, a decrease of 27.1%.  Fully diluted GAAP earnings per share (EPS) for the quarter decreased 29.4% y/y to $0.12 and adjusted EPS increased 5.3% y/y to $0.20.

For the nine months ended September 30, 2012, revenue increased 28.9% to $340.6 million, compared to $264.2 million for the same period a year ago. Net income for the nine months ended September 30, 2012 was $30.5 million or $0.35 per diluted common share, compared to net income of $36.7 million or $0.42 per diluted common share for the same period a year ago, a decrease of 16.7%.  Fully diluted GAAP EPS for the first nine months decreased 16.7% y/y to $0.35 and adjusted EPS increased16.0% y/y to $0.58.

“We continue to lay the groundwork for growth in 2013 and beyond,” said Bill Lucia, President and Chief Executive Officer. “We are focused on implementing numerous Medicaid RACs, continuing to deliver a high level of Medicare RAC performance, preparing for the Medicare coordination of benefits contract award that was recently announced, bringing innovative eligibility verification solutions to state agencies, and increasing our presence in the commercial market.”

2013 Guidance

The Company also announced its full-year guidance for 2013.  The Company now expects revenue in the range of $570.0 - $600.0 million, fully diluted GAAP EPS is projected to increase to a range of $0.63 - $0.70 ,  and adjusted EPS is projected to increase to a range of $0.95 - $1.02 .

Q3 2012 Conference Call

HMS will report its third quarter 2012 financial and operating results at 9:00 a.m. ET on Friday, October 26, 2012.  Individuals can access the webcast at http://investor.hms.com/events.cfm or listen to the call at (877) 303-7208. International participants can listen to the call at (224) 357-2389.

The webcast will be archived on the website at http://investor.hms.com/events.cfm. Individuals can listen to the replay at (855) 859-2056.  International participants can listen to the replay at (404) 537-3406.  The passcode is 37726759. The replay will be available at Noon ET on October 26 through 11:59 p.m. ET on November 3, 2012.

The HMS Form 10-Q for the quarter September 30, 2012 will be filed and available on our website at http://investor.hms.com on or about November 8, 2012, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.

About HMS Holdings Corp.

HMS Holdings Corp., through its subsidiaries, is the nation’s leader in coordination of benefits and program integrity services for healthcare payers. HMS’s clients include health and human services programs in more than 40 states; commercial programs, including commercial plans, employers, and over 140 Medicaid managed care plans; the Centers for Medicare and Medicaid Services (CMS); and Veterans Administration facilities. As a result of the Company’s services, clients recovered over $2.5 billion in 2011, and saved nearly $7 billion through the prevention of erroneous payments.

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Use of Non-GAAP Financials

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense.  EBITDA is a measure commonly used by the capital markets to value enterprises.  EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure.  Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.

This press release also includes presentations of adjusted EPS. Adjusted EPS represents EPS adjusted for stock-based compensation expense and amortization of intangibles and for the related taxes for these adjustments. Adjusted EPS is a non-GAAP financial measure and is reconciled to EPS, which the Company’s management believes to be the most comparable GAAP measure.

The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons.  The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business.  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts.  Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance.  In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: regulatory actions, budgetary pressures and political influences that could affect the procurement practices and operations of healthcare organizations and agencies, reducing demand for our services; our ability to continue to secure contracts through the competitive bidding process and any related protests and to accurately predict the cost and time to complete such contracts; our ability to retain clients or the loss of one or more major clients; client dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our clients of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our ability to manage our growth and its demands on our resources and infrastructure; our ability to successfully integrate our acquisitions; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the payment process and reduce the need for and price of our services; our ability to continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; and, our ability to maintain effective information systems and protect them from damage or interruption.  A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is available at www.hms.com under the “Investor Relations” tab.  Any forward-looking statements made by us in this press release speak only as of the date of this press release.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the the Three and Nine months Ended September 30, 2012

( in thousands, except per share amounts)

( unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Revenue	$113,217	$92,356	$340,600	$264,159

Cost of services:
Compensation	40,170	31,762	119,489	94,604
Data processing	7,871	5,973	22,791	16,607
Occupancy	4,428	3,794	12,742	11,328
Direct project costs	14,530	9,893	40,573	30,546
Other operating costs	3,198	4,637	14,311	13,448
Amortization of acquisition related software and intangibles	8,149	1,660	24,447	5,048
Total cost of services	78,346	57,719	234,353	171,581

Selling, general & administrative expenses	14,158	10,560	43,897	31,932
Total operating expenses	92,504	68,279	278,250	203,513
Operating income	20,713	24,077	62,350	60,646

Interest expense	(4,125)	(19)	(12,488)	(65)
Other income, net	27	165	346	714
Interest income	13	14	17	50
Income before income taxes	16,628	24,237	50,225	61,345
Income taxes	6,121	9,822	19,695	24,691

Net income and comprehensive income	$10,507	$14,415	$30,530	$36,654

Basic income per common share
Net income per share -basic	$0.12	$0.17	$0.35	$0.43

Weighted average common shares outstanding, basic	86,405	84,159	86,010	84,372

Diluted income per share
Net income per share- diluted	$0.12	$0.17	$0.35	$0.42

Weighted average common shares outstanding, diluted	88,744	86,869	88,399	87,233

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

( in thousands, except per share and per share  amounts)

( unaudited)

	September 30,	December 31,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$127,952	$97,003
Accounts receivable, net of allowance of $811 at September 30, 2012 and $1,158 at December 31, 2011	115,854	112,505
Prepaid expenses	11,528	6,602
Prepaid income taxes	9,467	2,418
Current portion of deferred financing costs	3,431	3,689
Other current assets	434	5,793
Net deferred tax asset	2,029	2,198
Total current assets	270,695	230,208

Property and equipment, net	124,435	127,177
Goodwill, net	361,642	361,786
Intangible assets, net	116,006	132,740
Deferred financing costs	6,668	9,203
Other assets	3,949	837
Total assets	$883,395	$861,951

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$31,711	$40,546
Acquisition related contingent consideration	—	2,300
Current portion of term loan	30,625	17,500
Total current liabilities	62,336	60,346

Long-term liabilities:
Deferred rent	545	1,085
Term loan	306,250	332,500
Other liabilities	2,778	2,423
Deferred tax liabilities	68,419	74,360
Total long-term liabilities	377,992	410,368
Total liabilities	440,328	470,714

Shareholders’ equity:
Preferred stock - $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock - $.01 par value; 125,000,000 shares authorized; 92,098,493 shares issued and 86,673,646 shares outstanding at September 30, 2012; 90,575,837 shares issued and 85,587,299 shares outstanding at December 31, 2011	921	906
Capital in excess of par value	272,143	240,241
Retained earnings	190,017	159,487
Treasury stock, at cost; 5,424,847 shares at September 30, 2012 and 4,988,538 shares at December 31, 2011	(20,014)	(9,397)
Total shareholders’ equity	443,067	391,237
Total libilities and shareholders’ equity	$883,395	$861,951

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2012 and 2011

( in thousands)

( unaudited)

	Nine months ended September 30,
	2012	2011
Operating activities:
Net income	$30,530	$36,654
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,929	14,930
Stock-based compensation expense	10,194	5,884
Excess tax benefit from exercised stock options	(11,859)	(8,157)
Deferred income taxes	(5,772)	1,508
Decrease in allowance for doubtful debts	(347)	(149)
Change in fair value of contingent consideration	(2,300)	391
Loss on disposal of fixed assets	62	5
Changes in assets and liabilities:
Accounts receivable	(3,002)	(10,371)
Prepaid expenses	(4,926)	(839)
Prepaid income taxes	4,810	11,690
Other current assets	550	(388)
Other assets	(88)	57
Accounts payable, accrued expenses and other liabilities	(3,861)	(2,125)
Net cash provided by operating activities	54,920	49,090

Investing activities:
Investment in certificate of deposit	—	(4,809)
Proceeds from redemtion of certificate of deposit	4,809	—
Purchases of property and equipment	(20,323)	(13,092)
Investment in common stock	(3,024)	—
Acquisitions, net	(1,605)	(339)
Investment in capitalized software	(1,559)	(1,502)

Net cash used in investing activities	(21,702)	(19,742)

Financing activities:
Repayment of term loan	(13,125)	—
Purchases of Treasury Stock	(10,617)	—
Payments on contingent consideration	(250)	—
Proceeds from exercise of stock options	10,991	9,013
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(1,127)	(903)
Excess tax benefit from exercised stock options	11,859	8,157

Net cash (used in)/provided by financing activities	(2,269)	16,267

Net increase in cash and cash equivalents	30,949	45,615
Cash and cash equivalents at beginning of year	97,003	94,836
Cash and cash equivalents at end of year	$127,952	$140,451

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$20,762	$11,547
Cash paid for interest	$10,093	$89
Supplemental disclosure of noncash investing activities:
Accrued property and equipment purchases	$267	$438
Accrued acquisition related contingent consideration	$—	$351

HMS HOLDINGS CORP. AND SUBSIDIARIES

( in thousands, except per share amounts)

( unaudited)

Reconciliation of Net income to EBITDA  and adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$10,507	$14,415	$30,530	$36,654

Net interest expense	4,112	5	12,471	15
Income taxes	6,121	9,822	19,695	24,691
Depreciation and amortization, net of deferred financing costs, included in net interest expense (income)	12,884	5,125	38,136	14,930
Earnings before interest, taxes, depreciation and amortization (EBITDA)	33,624	29,367	100,832	76,290
Stock-based compensation expense	3,099	1,918	10,194	5,884
	$36,723	$31,285	$111,026	$82,174

Reconciliation of Net income to GAAP EPS and Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$10,507	$14,415	$30,530	$36,654

Stock-based compensation expense, net of tax	1,959	1,141	6,198	3,519
Amortization of intangibles, net of tax	5,150	988	14,864	3,019
Subtotal	$17,616	$16,544	$51,592	$43,192

Weighted average common shares, diluted	88,744	86,869	88,399	87,233

Diluted GAAP EPS	$0.12	$0.17	$0.35	$0.42
Diluted adjusted EPS	$0.20	$0.19	$0.58	$0.50